SPECIMEN CERTIFICATE                                                 EXHIBIT 1.1


+                                                                              +

MR A SAMPLE
MR B SAMPLE
DESIGNATION (IF ANY)
JT A/C (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Please check that your name and address details are correct. If there are any errors in your address or you move to a new address, please fill in the correct information overleaf. Sign the form where indicated and return to the Registrar (addresses below). Do not send the certificate with the address slip.

If you have changed your name, please forward a certified copy of the legal document confirming your change of name, together with your original share certificate(s), to the Registrar.

PLEASE DO NOT DETACH THIS COUNTERFOIL UNLESS YOU WANT TO NOTIFY THE REGISTRAR OF A CHANGE TO YOUR ADDRESS DETAILS.


                                                 C1234567890            VOD

                                                 ISIN GB0000000000     1188PC

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
Reference No. XXXXXXXXXXX      Transfer No.    Certificate No. XXXXXXXX XXXXX     Number of Shares XXXXXXXXXXX
                                  XX/XX


                                [VODAFONE LOGO]




                     ORDINARY SHARES OF 0.11 3/7 CENTS (US) EACH

                      VODAFONE GROUP PUBLIC LIMITED COMPANY

            (Registered under the Companies Act 1985 Number 1833679)

                                MR. A. SAMPLE
                                1 PRINT ROW
                                REDLAND, BRISTOL
                                BS98 5XY

This is to certify that the above-named is/are the Registered Holder(s) of


Ordinary Shares of US$0.11 3/7 each, fully paid, in VODAFONE GROUP PUBLIC

LIMITED COMPANY subject to the Memorandum and Articles of Association of the

Company.


Given under the signatures of a Director and the Company Secretary on 27 September 2002.


                        -------------                      ---------------------
                          DIRECTOR                           COMPANY SECRETARY



No transfer of any of the above Shares can be registered unless accompanied by this certificate.

Registrar:- Computershare Investor Services PLC, P.O. Box 82, The Pavilions, Bridgwater Road, Bristol BS99 7NH, UK. Computershare Investor Services (Ireland) Limited, P.O. Box 9742, Dublin 18, Ireland.

Check your holding online at www.vodafone.com/shareholder

    SHARE CERTIFICATE - THIS DOCUMENT IS VALUABLE - KEEP THIS IN A SAFE PLACE